Filed pursuant to Rule 424(b)(5)
Registration No. 333-294548

Prospectus supplement

(To prospectus effective April 1, 2026)

Up to $8,700,000

10% Series A Cumulative Perpetual Preferred Stock

We have entered into an At Market Issuance Sales Agreement with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), dated as of May 18, 2026 (the “Sales Agreement”), relating to the sale of our 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), offered by this Prospectus Supplement. Ladenburg is referred to herein as the “Sales Agent.” In accordance with the terms of the Sales Agreement, under this Prospectus Supplement, we may offer and sell shares of our Series A Preferred Stock from time to time having an aggregate offering price of up to $8,700,000 through the Sales Agent. Sales of our Series A Preferred Stock, if any, under this Prospectus Supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount but will act as our agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

We currently have 2,369,782 shares of Series A Preferred Stock issued and outstanding. Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Except under limited circumstances as described in this Prospectus Supplement, holders of the Series A Preferred Stock generally do not have any voting rights.

Our Series A Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRRP.”

Sales of our Series A Preferred Stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell on our behalf all of the shares of Series A Preferred Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of Series A Preferred Stock sold under the Sales Agreement. We have also agreed to reimburse the Sales Agent for the reasonable fees and disbursements of its counsel. In connection with the sale of the Series A Preferred Stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-25 for additional information regarding the compensation to be paid to the Sales Agent.

You should read this Prospectus Supplement in conjunction with the accompanying Base Prospectus, dated April 1, 2026 (“Base Prospectus”), including any supplements and amendments thereto. This Prospectus Supplement is qualified by reference to the accompanying Base Prospectus, except to the extent that the information in this Prospectus Supplement supersedes the information contained in the accompanying Base Prospectus. This Prospectus Supplement is not complete without and may not be delivered or utilized except in connection with, the accompanying Base Prospectus, including any supplements and amendments thereto.

As of the date of this Prospectus Supplement, the aggregate market value of our outstanding common shares held by non-affiliates does not exceed $75 million. Accordingly, we are subject to the limitations set forth in General Instruction I.B.6 of Form S-3. Accordingly, we may not sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million. As of May 14, 2026, the aggregate value of our outstanding Common Stock held by non-affiliates was approximately $1.17 million based on 3,692,198 shares issued and outstanding on such date and the last reported sales price of our Common Stock on the Nasdaq Global Select Market on March 30, 2026 (a date that is within 60 days of the date of this Prospectus Supplement) of $10.35 per share. During the prior 12-month calendar period that ends on, and includes, the date of this Prospectus Supplement, we have not sold any securities pursuant to the Base Prospectus which is part of the registration statement on Form S-3 filed on March 24, 2026.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-13 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying Base Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is May 18, 2026

Prospectus supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors” in this Prospectus Supplement and in the accompanying Base Prospectus, the information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, and the financial statements and the other information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, before making an investment decision.

This Prospectus Supplement and the accompanying Base Prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this Prospectus Supplement, which provides you with specific information about this offering and also adds to and updates information contained in the accompanying Base Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus. The second part, the accompanying Base Prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “Prospectus,” we are referring to both parts combined. This Prospectus Supplement may add, update, or change information contained in the accompanying Base Prospectus. To the extent that any statement we make in this Prospectus Supplement is inconsistent with statements made in the accompanying Base Prospectus or any documents incorporated by reference herein or therein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Base Prospectus and such documents incorporated by reference herein and therein.

This Prospectus Supplement and the accompanying Base Prospectus relate to the offering of our Series A Preferred Stock. Before buying any shares offered hereby, we urge you to carefully read this Prospectus Supplement and the accompanying Base Prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference”. These documents contain important information that you should consider when making your investment decision. This Prospectus Supplement may add, update, or change information in the accompanying Base Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement, the accompanying Base Prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this Prospectus Supplement, the accompanying Base Prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors”, the information incorporated by reference and the financial statements and the other information incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this Prospectus Supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

This Prospectus Supplement and the accompanying Base Prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this

Prospectus Supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. Securities offered pursuant to the registration statement to which this Prospectus Supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “Star,” “we,” “us,” “our” and similar terms refer to Star Equity Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Base Prospectus, and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Prospectus Supplement regarding our future financial performance, as well as our strategy, future operations, financial position, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Although we believe such expectations and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this Prospectus Supplement and the documents incorporated by reference herein are not guarantees of future performance and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) risks related to evolving ESG and DEI rules and regulations, (43) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (44) the adverse impacts of cybersecurity threats and attacks, and (45) risks related to the use of new and evolving technologies. The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this Prospectus Supplement. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and the section of the prospectus supplement titled “Risk Factors.”

We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This Prospectus Supplement, the accompanying Base Prospectus, any related free writing prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets in which we operate, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus Supplement or incorporated by reference in this Prospectus Supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire Prospectus Supplement, the accompanying Base Prospectus and any related free writing prospectus, including the risks of investing in our Series A Preferred Stock discussed under the heading “Risk Factors” contained in this Prospectus Supplement and under similar headings in the documents that are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus. You should also carefully read the information incorporated by reference into this Prospectus Supplement, including our financial statements, and the exhibits to the registration statement of which this Prospectus Supplement and the accompanying Base Prospectus is a part.

Overview

Star Equity Holdings, Inc. (“Star Equity,” “Star,” the “Company,” “we,” or “our,” formerly known as Hudson Global, Inc. (“Hudson”)) is a diversified multi-industry holding company operating through four reportable segments: Building Solutions, Business Services, Energy Services, and Investments. Our Common Stock and 10% Series A Cumulative Perpetual Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively.

The Building Solutions segment operates in the construction industry. The Business Services segment, which consists of Hudson Talent Solutions, LLC (“HTS”), delivers customized recruitment and contracting solutions to mid-to-large multinational companies, including Recruitment Process Outsourcing (“RPO”), project-based RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and managed service provider (“MSP”) services. The Energy Services segments consists of Alliance Drilling Tools, Inc. (“ADT”), which manufactures and supplies specialized drilling tools and downhole equipment used in directional drilling and other oil and gas well construction applications. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies.

Merger

On August 22, 2025, Star completed its previously announced acquisition of Star Operating Companies, Inc. (“SOC” or “Star Operating Companies”, formerly known as Star Equity Holdings, Inc.) pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Star, SOC and HSON Merger Sub, Inc., a wholly owned subsidiary of Star (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time (the “Effective Time”) of the closing of the transaction pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Star. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of common stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star common stock and (ii) each share of preferred stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star 10% Series A Cumulative Perpetual preferred stock. As a result of the Merger, former SOC common stockholders received approximately 744,291 shares of Star common stock for their SOC common shares and former SOC preferred stock stockholders received approximately 2,690,637 shares of Star Preferred

Stock. No fractional shares of Star common stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of SOC restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Star RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended (the “Plan”), in accordance with the Merger Agreement.

Amendment to Certificate of Incorporation

On September 4, 2025, Star Equity filed a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Charter”), to change the name of the Company from Hudson Global, Inc. to Star Equity Holdings, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) on September 2, 2025, and became effective at 12:01 a.m. (Eastern Time) on September 5, 2025.

Strategy

Star Equity Holdings, Inc. operates as a diversified holding company. Corporate management focuses on capital allocation, strategic oversight, mergers and acquisitions, capital markets activities, investor relations, and oversight of the Investments segment. Operating subsidiaries are responsible for day-to-day operations, organic growth initiatives, and operational performance.

The Company periodically evaluates strategic alternatives intended to enhance its market position, improve profitability, generate liquidity, and increase shareholder value. Such alternatives may include organic growth initiatives, selective acquisitions, divestitures, business combinations, equity offerings, debt financings, and corporate restructurings. The timing and structure of any such transactions depend on market conditions, available capital, valuation considerations, and other relevant factors.

Operating Businesses

The Company operates in markets that management believes offer opportunities for growth. The principal elements of the Company’s growth strategy include the following:

1. Organic growth from our core businesses. The Company operates in markets and geographies that management believes provide opportunities for growth in its core businesses. The Company’s primary focus is on markets in which it currently maintains a presence, allowing it to leverage existing personnel, infrastructure, and brand recognition.

2. Expansion of Service Offerings. The Company evaluates opportunities to broaden its service offerings to better serve its customer base, including expansion into adjacent market segments and complementary services.

3. Acquisition of complementary businesses. The Company intends to continue evaluating complementary businesses that meet its financial and strategic acquisition criteria. Potential targets may include small public and private companies that can be integrated into the Company’s existing platform, as well as larger, more transformative transactions, subject to assessments of value, risk, and expected return. The timing and structure of any such transactions will depend on market conditions, availability of capital, valuation considerations, and other relevant factors. The Company does not intend to pursue transactions unless management determines that the anticipated post-transaction value creation is favorable to stockholders.

Segments

The Company operates four segments: Building Solutions, Business Services, Energy Services, and Investments. Building Solutions includes KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”), Glenbrook Building Supply, Inc. (“Glenbrook”) (together, “EBGL”), and Timber Technologies Solutions, Inc. (“TT”), which manufacture modular buildings, structural wall panels, engineered wood products, and glue-laminated timber for residential, commercial, and industrial markets. The Business Services segment consists of Hudson Talent Solutions (“HTS”) and provides RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and MSP services across eighteen countries across three geographic regions: the Americas, Asia Pacific, and Europe, Middle East, and Africa. The Energy Services segment consists of ADT, a Wyoming- and Texas-based provider of downhole drilling tools and services to the oil and gas, geothermal, mining, and waterwell sectors, with a cost structure that allows most variable costs to be passed through to customers. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies.

Our reportable segments are based upon our internal organizational structure, the manner in which our operations are managed, the criteria used by our Chief Executive Officer (Chief Operating Decision Maker or “CODM”) to evaluate segment performance, the availability of separate financial information, and overall materiality considerations. See Note 17. Segments, within the notes to our accompanying consolidated financial statements.

We continue to explore strategic alternatives to maximize value for the Company’s stockholders, including, without limitation, improving the market position and profitability of our services and enhancing our valuation. We may pursue these objectives through organic growth, strategic initiatives, or other alternatives.

In addition, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance stockholder value. From time to time, we also review potential acquisition or business combination opportunities and may provide information to third parties regarding potential dispositions of assets or business lines.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Risk Factors

An investment in our securities involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in detail in our Annual Report on Form 10-K for the year ended December 31, 2025, filed March 20, 2026, as supplemented by other risk factors discussed in our Quarterly Reports on Form 10-Q filed thereafter (see “Risk Factors” beginning on page S-13 below for a brief summary of some of those risks). If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects, and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose a portion or your entire investment.

Corporate information

Star Equity Holdings, Inc. was incorporated under the laws of the State of Delaware in April 2003. Our principal executive office is located at 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

THE OFFERING

Issuer	Star Equity Holdings, Inc.

Securities Offered	Shares of our 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, having an aggregate offering price of up to $8,700,000.

Manner of Offering

We have entered into an At the Market Issuance Sales Agreement, or the Sales Agreement, with Ladenburg Thalmann & Co., Inc., referred to herein, as the “Sales Agent,” relating to the sale of the shares offered by this Prospectus Supplement. In accordance with the terms of the Sales Agreement, under this Prospectus Supplement we may offer and sell shares of our Series A Preferred Stock having an aggregate offering price of up to $8,700,000 from time to time through the Sales Agent. Sales of shares, if any, under this Prospectus Supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-25 of this Prospectus Supplement.

Use of Proceeds

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to repay existing indebtedness. See “Use of Proceeds” on page S-20 of this Prospectus Supplement for additional information.

Risk Factors

Investing in our Series A Preferred Stock involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-13 of this Prospectus Supplement and page 10 of the accompanying Base Prospectus, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus before deciding to invest.

Plan of Distribution

“At the market offering” that may be made from time to time on The Nasdaq Global Select Market or other existing trading market for our Series A Preferred Stock through our Sales Agent. See “Plan of Distribution” on page S-25 of this Prospectus Supplement.

Listing	Shares of our Series A Preferred Stock are listed on The Nasdaq Global Select Market and trade under the symbol “STRRP”.

Series A Preferred Stock rights and preferences Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks (i) senior to the Common Stock of the Company, and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights	Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including the terms of the Series A Preferred Stock), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or securities issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock; and provided, further, that (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock of the Corporation or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Conversion Rights	The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Redemption	There are no optional or mandatory redemption rights.

No Maturity Date

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Information Rights

During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation shall mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Book Entry and Form

The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

RISK FACTORS

An investment in our Series A Preferred Stock involves a high degree of risk. You should read carefully the risks and uncertainties described below and the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, in addition to the other information set forth or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision. Also, the risks described in this “Risk Factors” section, and under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

Risks Related to an Investment in our Series A Preferred Stock and this Offering

The Series A Preferred Stock effectively ranks junior to all our indebtedness and other liabilities and that of our subsidiaries.

In the event of a bankruptcy, liquidation, dissolution or winding up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all our indebtedness and other liabilities and that of our subsidiaries have been paid in full. At December 31, 2025 and December 31, 2024, our total outstanding indebtedness (on a consolidated basis) was $14,529,000 and $0, respectively, and total liabilities were $47,524,000 and $12,155,000, respectively.

The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Similarly, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due with respect to the outstanding shares of Series A Preferred Stock. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock.

As a result, future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. In addition, if we issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility, including the ability to pay dividends. Furthermore, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may dilute the ownership interest of the holders of the Series A Preferred Stock. We and, indirectly, our shareholders, including holders of the Series A Preferred Stock will bear the cost of issuing and servicing such securities. Thus, holders of the Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of Series A Preferred Stock and additional series of preferred shares that rank on parity with the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We may issue additional shares of Series A Preferred Stock in the future and may create new classes or series of preferred shares that would rank equal or senior to the Series A Preferred Stock with respect to dividend payments and rights upon liquidation, dissolution or winding up of our affairs.

The issuance of additional shares of Series A Preferred Stock and additional series of parity preferred stock may reduce amounts available to the holders of the Series A Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

Future issuances and sales of parity preferred shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that will influence the price of the Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Dividends on the Series A Preferred Stock are payable at the rate of 10% per annum. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease and reduce the amount of funds available and that may be used to make dividend payments.

Our ability to pay dividends is limited by the requirements of Delaware law.

Our ability to pay dividends on the Series A Preferred Stock is subject to the restrictions of Delaware law. Under the Delaware General Corporation Law, we may pay dividends only out of our surplus (as defined under Delaware law) or, if no surplus exists, out of our net profits for the current and/or preceding fiscal year. In addition, our certificate of incorporation and the terms of any outstanding preferred stock may impose further restrictions on our ability to pay dividends, including requirements to satisfy preferential rights of senior securities. Accordingly, we may not make a distribution on our Series A Preferred Stock.

You should not expect us to redeem shares of the Series A Preferred Stock on or after the date they become redeemable.

The Series A Preferred Stock is a perpetual security, meaning that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders. Our decision to redeem the Series A Preferred Stock will depend on, among other things, our evaluation of our capital position and structure and general market conditions.

Our cash available for distribution may not be sufficient to pay dividends on the Series A Preferred Stock at the stated dividend rate.

Dividends on the Series A Preferred Stock are payable subject to being authorized by our board of directors in its sole discretion out of assets legally available therefor and will depend on a number of factors, including our earnings, our financial condition, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, our capital requirements and such other factors as the board of directors may deem relevant from time to time.

To the extent earnings and/or cash flow from operations are insufficient to fund dividend payments, we may make up the shortfall from working capital, proceeds from the sale of securities, other financing facilities or from the sale of assets. Funding dividend payments from working capital could restrict our operations. If we are required to sell assets, such sales may occur at a time or in a manner that does not allow us to realize the full extent of the value of those assets. If we borrow funds to pay dividends, our leverage ratios and interest expense would increase thereby reducing our earnings and cash flow and making it more difficult for us to obtain additional financing to fund our growth. Accordingly, we cannot assure you that we will be able to pay dividends in the future.

An increase in the market price of our Common Stock will not necessarily result in an increase in the market price of the Series A Preferred Stock.

Since an increase in the market price of our Common Stock will not necessarily result in an increase in the market price of the Series A Preferred Stock, which depends more on the dividend yield relative to other investment opportunities, we cannot assure you that a holder will benefit from an increase in the market price of our Common Stock.

The trading price of the Series A Preferred Stock could be substantially affected by various factors.

Since the year ended December 31, 2025, the closing price for our Series A Preferred Stock on The Nasdaq Global Select Market ranged from a high of $10.34 to a low of $9.05. The market price of the Series A Preferred Stock following the commencement of this offering may be higher or lower than the limits reflected in the prior sentence depending on many factors, many of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	increases in prevailing interest rates, which may have an adverse effect on the market price of the Series A Preferred Stock;

•	our history of timely dividend payments;

•	the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional equity or debt securities;

•	our issuance of additional series or classes of preferred securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the trading price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

The market price and trading volume of the Series A Preferred Stock may be volatile following this offering and you could experience a loss if you sell your shares.

Even if an active trading market develops for the Series A Preferred Stock, the market price for the shares may be volatile. Also, the trading volume may fluctuate and cause significant price variations. If the market price for the Series A Preferred Stock declines significantly, you may not be able to sell your shares at or above the price that you paid for those shares. Some of the factors that could negatively impact share price or cause fluctuations in price or trading volume include, but are not limited to, the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in our cash flow, earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or our industry in general;

•	the extent of investor interest;

•	increases in market interest rates;

•	changes in market valuations of other companies in our peer group;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or business strategy;

•	our reputation;

•	the attractiveness of our securities in comparison to securities issued by other entities;

•	adverse market reaction to any additional debt that we incur, or acquisitions that we make in the future;

•	additions or departures of key management personnel;

•	future issuances by us of equity securities;

•	actions by institutional or activist investors;

•	speculation in the press or investment community;

•	the realization of any risk factors discussed in or incorporated by reference in this Prospectus Supplement; and

•	general market and economic conditions.

In sum, we cannot assure you that the market price of Series A Preferred Stock will not fluctuate significantly in the future.

The Series A Preferred Stock shareholders have limited voting rights.

Generally, the holders of our Series A Preferred Stock have no voting rights. There are, however, a few exceptions.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

A quorum for any meeting called to elect Preferred Stock Directors shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and shares of such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then-current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment in full, the holders thereof shall be divested of the right to elect the Preferred Stock Directors (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then-current dividend period have been paid in full or declared and set apart for payment in full on all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

If a special meeting is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock, then the holders of record of at least 20% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including the terms of the Series A Preferred Stock), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or securities issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock; and provided, further, that (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock of the Corporation or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Other than the limited circumstances described in this Prospectus Supplement, holders of shares of Series A Preferred Stock will not have any voting rights. See “Description of the Series A Preferred Stock — Voting Rights.”

Future sales of substantial amounts of our Series A Preferred Stock, or the possibility that such sales could occur, could adversely affect the market price of our Series A Preferred Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities, including sales of our Series A Preferred Stock pursuant to the Sales Agreement, or the availability of our securities for future issuance or sale, will have on the market price of our Series A Preferred Stock. Issuances or sales of substantial amounts of our securities, including sales of our Series A Preferred Stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Series A Preferred Stock and the terms upon which we may obtain additional equity financing in the future.

If we are unable to comply with the continued listing requirements of The Nasdaq Global Select Market, our Common Stock could be delisted, which could adversely affect the listing of the Series A Preferred Stock.

Currently, our Common Stock and the Series A Preferred Stock are listed on The Nasdaq Global Select Market. In order to maintain this listing, we are required to meet certain qualitative tests. We cannot assure that we will be able to maintain our listing on The Nasdaq Global Select Market. If we fail to do so, it would adversely impact your ability to sell these securities and to obtain accurate pricing information. It would also make it more difficult for us to raise capital.

Listing on The Nasdaq Global Select Market does not guarantee an active trading market for the Series A Preferred Stock.

Although the Series A Preferred Stock is currently listed on The Nasdaq Global Select Market, there is no guarantee that an active and liquid trading market to sell these shares can be sustained. If an active trading market cannot be sustained, the market price and liquidity of the Series A Preferred Stock may be adversely affected. Even if an active trading market is sustained, we cannot assure you that the market price for those shares will equal or exceed the price you paid for your shares.

If the Series A Preferred Stock or our Common Stock are delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

The Series A Preferred Stock does not contain rights that are intended to protect you if our Common Stock is delisted from The Nasdaq Global Select Market. Because the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our Common Stock is delisted from The Nasdaq Global Select Market, it is likely that the Series A Preferred Stock will be delisted from The Nasdaq Global Select Market as well. Accordingly, if our Common Stock is delisted from The Nasdaq Global Select Market, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

It is not possible to predict the actual number of Series A Preferred Stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of Series A Preferred Stock that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Series A Preferred Stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our Series A Preferred Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Series A Preferred Stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Series A Preferred Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Our use of the Sales Agreement is limited by the “baby shelf” rules under General Instruction I.B.6 of Form S-3, which may constrain the amount of capital we can raise and affect the timing and pricing of sales.

As of the date of this Prospectus Supplement, the aggregate market value of our outstanding common shares held by non-affiliates does not exceed $75 million. As a result, we are subject to the limitations set forth in General Instruction I.B.6 of Form S-3, which provide that, so long as our public float remains below $75 million, we may not sell securities in a primary offering pursuant to a registration statement on Form S-3 with an aggregate market value exceeding more than one-third of our public float during any rolling 12-month period. These limitations may restrict the amount of capital we are able to raise under the Sales Agreement and the at-the-market offering described in this Prospectus Supplement, and may adversely affect the timing and pricing of any sales of Series A Preferred Stock thereunder. If our public float decreases further, the amount of securities we may sell under Form S-3 will be further reduced, and we may be required to seek alternative sources of financing, which may not be available on acceptable terms, if at all.

Management has broad discretion to invest or spend the net proceeds from this offering and you may not agree with their strategy or such strategy may not yield a return on your investment.

Management will have broad discretion over the use of the proceeds from this offering. As currently contemplated, management intends to use the net proceeds from this offering primarily for working capital and general corporate purposes but even within those broad categories management will have considerable discretion over the application of the net proceeds and shareholders will not have any opportunity to assess whether the proceeds are being used appropriately or in manner that they approve. If management fails to use these funds effectively our business, operations and financial condition could be adversely impacted and the price of publicly traded securities, including the Series A Preferred Stock, could decline. It could also adversely impact our ability to pay dividends.

USE OF PROCEEDS

We may issue and sell shares of our Series A Preferred Stock from time to time having an aggregate offering price of up to $8,700,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully use the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from the sale of shares of Series A Preferred Stock offered under this Prospectus Supplement for general corporate purposes and working capital, which may include repaying existing indebtedness. Pending such use, the net proceeds from the sale of shares of Series A Preferred Stock may be temporarily invested in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. As of the date of this Prospectus Supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DIVIDEND POLICY

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Any future determination to declare dividends on our Series A Preferred Stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The description of certain terms of the Series A Preferred Stock in this Prospectus Supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, as amended, including the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock, our bylaws and Delaware law. Copies of our charter and our bylaws are available from us upon request.

General

We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, (a) 8,000,000 shares of which have been designated as 10% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”), (b) 1,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock, and (c) 1,000,000 shares of which have been designated as Series B Junior Participating Preferred Stock, pursuant to the Certificate of Designations, 2,369,782 shares, 0 shares and 0 shares of which are respectively outstanding. Additional shares of Series A Preferred Stock may be issued by the Company’s Board of Directors up to an aggregate of 8,000,000 shares outstanding. The Company’s Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to fix for each such series such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as determined by the Board.

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks (i) senior to the Common Stock of the Company, and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

A quorum for any meeting called to elect Preferred Stock Directors shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and shares of such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then-current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment in full, the holders thereof shall be divested of the right to elect the Preferred Stock Directors (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then-current dividend period have been paid in full or declared and set apart for payment in full on all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

If a special meeting is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock, then the holders of record of at least 20% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including the terms of the Series A Preferred Stock), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or securities issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock; and provided, further, that (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock of the Corporation or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Redemption

There are no optional or mandatory redemption rights.

No Maturity Date

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Information Rights

During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation shall mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Book Entry and Form

The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

The full terms are set forth in the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock.

Stock Exchange Listing

The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRR.” The Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRRP.”

Transfer Agent and Registrar

The Company’s transfer agent and registrar for the Series A Preferred Stock is Computershare, Inc., 150 Royall Street, Suite 101, Canton, MA 02021.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement dated May 18, 2026 (the “Sales Agreement”), with Ladenburg Thalmann & Co. Inc. (which we refer to as the “Sales Agent”), under which we may offer and sell up to $8,700,000 of our Series A Preferred Stock from time to time through the Sales Agent. Sales of shares, if any, under this Prospectus Supplement will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

The Sales Agent will offer our shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum number of shares of Series A Preferred Stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market to sell on our behalf all of the shares requested to be sold by us. We may instruct the Sales Agent not to sell shares of Series A Preferred Stock if the sales cannot be effected at or above a minimum price designated by us in any applicable placement notice. The Sales Agent or we may suspend the offering of shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party. The Sales Agent and we each have the right, by giving five (5) days’ written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

We will pay the Sales Agent a commission for its services in acting as agent in the sale of shares at a commission rate of up to 3.0% of the aggregate gross sales price of shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agent for the reasonable fees and disbursements of its counsel in connection with entering into the Sales Agreement, plus additional reimbursements per quarter for ongoing diligence updates in connection with each Representation Date (subject to waiver as provided in the Sales Agreement).

Settlement for sales of shares will occur on the first (1st) Trading Day following the date on which any sales are made, or such earlier day as is industry practice for regular-way trading, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares on our behalf, the Sales Agent may be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein. The Sales Agent or its affiliates have provided and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

To the extent required by Regulation M, the Sales Agent will not sell, bid for, or purchase any of the shares, or engage in any market making activities involving any of the shares, while the offering is ongoing under this Prospectus Supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this Prospectus Supplement is a part.

The Sales Agent may distribute this prospectus electronically.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Baker & Hostetler LLP, New York, New York. Ladenburg Thalmann & Co. Inc. is being represented in connection with this offering by Mayer Brown LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.starequity.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus supplement or the accompanying prospectus.

This Prospectus Supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this Prospectus Supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus Supplement. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This Prospectus Supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this Prospectus Supplement until the termination of the offering of securities covered by this Prospectus Supplement, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 20, 2026;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, as filed on May 12, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our definitive proxy statement relating to our 2026 annual meeting of securityholders, filed on April  30, 2026;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 5, 2026, February 13, 2026, March 3, 2026, March 17, 2026, March 25, 2026, and March 30, 2026; and

•

The description of our registered securities filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 20, 2026, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus supplement may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Star Equity Holdings, Inc.

53 Forest Avenue, Suite 101, Old Greenwich, CT 06870

Attention: Investor Relations

(203) 489-9500

We maintain a website at www.starequity.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this Prospectus Supplement or accompanying Base Prospectus.

You should rely only on the information incorporated by reference or set forth in this Prospectus Supplement and the accompanying Base Prospectus. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this Prospectus Supplement or the accompanying Base Prospectus is accurate as of any date other than the dates on the front pages of these documents.

PROSPECTUS

STAR EQUITY HOLDINGS, INC.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

This prospectus provides a general description of the Common Stock, Preferred Stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, and units that we may offer from time to time.

Each time we offer and sell securities, we will file a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. Each supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell these securities to or through one or more agents, underwriters, dealers, or other third parties, “at the market,” to or through a market maker, into an existing trading market, or otherwise directly to one or more purchasers on a continuous or delayed basis or through a combination of methods of sale. If agents, underwriters, or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds from the sale of such securities will also be set forth in a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,000.

Our Common Stock and Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively. On March 23, 2026, the last reported sale price of our Common Stock was $9.69 per share and our Preferred Stock was $10.07 per share.

We are eligible to use Form S-3 pursuant to General Instruction I.B.6 of Form S-3. As of March 20, 2026, the aggregate market value of our voting and non-voting Common Stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was approximately $28.59 million, which was calculated based on 3,714,547 shares of our Common Stock outstanding of which 2,543,858 are held by non-affiliates and at a price of $11.24 per share, the closing price of our Common Stock on January 28, 2026, which was the highest closing sale price of our Common Stock on the Nasdaq Global Select Market within 60 days of the filing date of this registration statement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Stock held by non-affiliates is less than $75.0 million. We have sold no shares of Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $9.53 million of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	Common Stock;

•	Preferred Stock;

•	debt securities, which may be senior or subordinated and secured or unsecured;

•	depositary shares;

•	warrants entitling the holders to purchase Common Stock, Preferred Stock or debt securities;

•	subscription rights;

•	purchase contracts; and

•	units

We may sell these securities either separately or in units. The Preferred Stock may be convertible into shares of our Common Stock or another series of Preferred Stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of our securities regarding the legality of an investment in our securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in our securities.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Star,” “Star Equity,” or the “Company” refer to Star Equity Holdings, Inc. and, where appropriate, its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. These forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus, any prospectus supplement and any related free writing prospectus, or the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) risks related to evolving ESG and DEI rules and regulations, (43) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (44) the adverse impacts of cybersecurity threats and attacks, and (45) risks related to the use of new and evolving technologies; and the risks identified under “Risk Factors” described or incorporated by reference in this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other sections of this prospectus and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we, ““us,” “our,” the “Company,” “Star,” “Star Equity,” and similar terms refer to Star Equity Holdings, Inc. and its consolidated subsidiaries.

Overview

Star Equity Holdings, Inc. (“Star Equity,” “Star,” the “Company,” “we,” or “our,” formerly known as Hudson Global, Inc. (“Hudson”)) is a diversified multi-industry holding company operating through four reportable segments: Building Solutions, Business Services, Energy Services, and Investments. Our Common Stock and 10% Series A Cumulative Perpetual Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively.

The Building Solutions segments operates in the construction industry. The Business Services segments, which consists of Hudson Talent Solutions, LLC (“HTS”), delivers customized recruitment and contracting solutions to mid-to-large multinational companies, including Recruitment Process Outsourcing (“RPO”), project-based RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and managed service provider (“MSP”) services. The Energy Services segments consists of Alliance Drilling Tools, Inc. (“ADT”), which manufactures and supplies specialized drilling tools and downhole equipment used in directional drilling and other oil and gas well construction applications. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies.

Merger

On August 22, 2025, Star completed its previously announced acquisition of Star Operating Companies pursuant to the Merger Agreement by and among Star, SOC and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time (the “Effective Time”) of the closing of the transaction pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Star. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of Common Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star Preferred Stock. As a result of the Merger, former SOC Common Stockholders received approximately 744,291 shares of Star Common Stock for their SOC common shares and former SOC stockholders received approximately 2,690,637 shares of Star Series Preferred Stock. No fractional shares of Star Common Stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of SOC restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Star RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended (the “Plan”), in accordance with the Merger Agreement.

Amendment to Certificate of Incorporation

On September 4, 2025, Star Equity filed a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Charter”), to change the name of the Company from Hudson Global, Inc. to Star Equity Holdings, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) on September 2, 2025, and became effective at 12:01 a.m. (Eastern Time) on September 5, 2025.

Strategy

Star Equity Holdings, Inc. operates as a diversified holding company. Corporate management focuses on capital allocation, strategic oversight, mergers and acquisitions, capital markets activities, investor relations, and oversight of the Investments segment. Operating subsidiaries are responsible for day-to-day operations, organic growth initiatives, and operational performance.

The Company periodically evaluates strategic alternatives intended to enhance its market position, improve profitability, generate liquidity, and increase shareholder value. Such alternatives may include organic growth initiatives, selective acquisitions, divestitures, business combinations, equity offerings, debt financings, and corporate restructurings. The timing and structure of any such transactions depend on market conditions, available capital, valuation considerations, and other relevant factors.

Operating Businesses

The Company operates in markets that management believes offer opportunities for growth. The principal elements of the Company’s growth strategy include the following:

1. Organic growth from our core businesses. The Company operates in markets and geographies that management believes provide opportunities for growth in its core businesses. The Company’s primary focus is on markets in which it currently maintains a presence, allowing it to leverage existing personnel, infrastructure, and brand recognition.

2. Expansion of Service Offerings. The Company evaluates opportunities to broaden its service offerings to better serve its customer base, including expansion into adjacent market segments and complementary services.

3. Acquisition of complementary businesses. The Company intends to continue to evaluate complementary businesses that meet its financial and strategic acquisition criteria. Potential targets may include small public and private companies that can be integrated into the Company’s existing platform, as well as larger, more transformative transactions, subject to assessments of value, risk, and expected return. The timing and structure of any such transactions will depend on market conditions, availability of capital, valuation considerations, and other relevant factors. The Company does not intend to pursue transactions unless management determines that the anticipated post-transaction value creation is favorable to stockholders.

Segments

The Company operates four segments: Building Solutions, Business Services, Energy Services, and Investments. Building Solutions includes KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”), Glenbrook Building Supply, Inc. (“Glenbrook”) (together, “EBGL”), and Timber Technologies Solutions, Inc. (“TT”), which manufacture modular buildings, structural wall panels, engineered wood products, and glue-laminated timber for residential, commercial, and industrial markets. The Business Services segment consists of Hudson Talent Solutions (“HTS”) and provides RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and MSP services across twenty one countries across three geographic regions: the Americas, Asia Pacific, and Europe, Middle East, and Africa. The Energy Services consists of ADT, a Wyoming- and Texas-based provider of downhole drilling tools and services to the oil and gas, geothermal, mining, and waterwell sectors, with a cost structure that allows most variable costs to be passed through to customers. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies

Our reportable segments are based upon our internal organizational structure, the manner in which our operations are managed, the criteria used by our Chief Executive Officer (Chief Operating Decision Maker) to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

We continue to explore all strategic alternatives to maximize value for the Company’s stockholders, including without limitation, improving the market position and profitability of our services in the marketplace, and enhancing our valuation. We may pursue our goals through organic growth, strategic initiatives, or other alternatives. Additionally, we will continue to monitor capital markets for opportunities to repurchase shares, and consider other actions designed to enhance value to our stockholders, as well as review information regarding potential acquisitions or combinations, and provide information to third parties regarding potential dispositions of assets or business lines, from time to time.

We continue to explore strategic alternatives to maximize value for the Company’s stockholders, including, without limitation, improving the market position and profitability of our services and enhancing our valuation. We may pursue these objectives through organic growth, strategic initiatives, or other alternatives.

In addition, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance stockholder value. From time to time, we also review potential acquisition or business combination opportunities and may provide information to third parties regarding potential dispositions of assets or business lines.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2003. Our principal executive office is located at 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our Common Stock.

The Securities That May Be Offered

We may offer or sell Common Stock, Preferred Stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,0000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our Common Stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our Common Stock. Holders of our Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of Preferred Stockholders. We have not paid dividends in the last few years and have no plans to pay dividends. Each holder of Common Stock is entitled to one vote per share. The holders of Common Stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of Preferred Stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Common Stock.

Debt Securities

We may offer one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The debt securities may be issued in one or more series with the same or various maturities at par, at premium or at a discount. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt not to be senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the form of indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Depositary Shares

We may issue fractional shares of Preferred Stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Common Stock.

Warrants

We may offer warrants for the purchase of Common Stock, Preferred Stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these known or unknown risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock since our 2018 fiscal year. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends on our Common Stock in the foreseeable future. In addition, pursuant to the Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designations”), so long as any of our 10% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our Common Stock as long as any dividends due on the Series A Preferred Stock remain unpaid.

The payment of dividends on our Common Stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

Holders of shares of our Series A Preferred Stock are entitled to receive, when, as, and if, authorized by the Company’s board of directors (or a duly authorized committee of the Company’s board of directors) and declared by the Company out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10% per annum of the liquidation preference of $10 per share. Dividends are payable quarterly, in arrears, by the last calendar day of March, June, September and December to holders of record at the close of business on the first day of each payment month. As of March 24, 2026, we are current on our preferred dividend payments.

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws, as amended (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

General

As of the date of this prospectus, our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of March 20, 2026, we had 3,714,547 shares of our Common Stock issued and outstanding, and 2,369,782 shares of Preferred Stock issued and outstanding.

Common Stock

Authorized Common Stock

The Company is authorized to issue up to 20,000,000 shares of Common Stock.

Voting Rights and Liquidation Rights

Each share of Common Stock is entitled to one vote on all matters. No holder of Common Stock has preemptive or other rights to subscribe for additional shares of Common Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Common Stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our Preferred Stock.

Dividends

Each share of Common Stock is entitled to dividends if, as and when dividends are declared by the Board and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our Common Stock. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, (a) 8,000,000 shares of which have been designated as 10% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”), (b) 1,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock, and (c) 1,000,000 shares of which have been designated as Series B Junior Participating Preferred Stock, pursuant to the Certificate of Designations, 2,369,782 shares, 0 shares and 0 shares of which are respectively outstanding. Additional shares of Series A Preferred Stock may be issued by the Company’s Board of Directors up to an aggregate of 8,000,000 shares outstanding. The Company’s Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to fix for each such series such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as determined by the Board.

The issuance of any such Preferred Stock could adversely affect the rights of the holders of our Common Stock and therefore, reduce the value of the Common Stock. The ability of the Board to issue Preferred Stock could discourage, delay, or prevent a takeover of us.

Series A Preferred Stock

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks (i) senior to the Common Stock of the Company, and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

The full terms are set forth in the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock.

Stock Exchange Listing

The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRR.” The Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRRP.”

Transfer Agent and Registrar

The Company’s transfer agent and registrar for the Common Stock is Computershare, Inc., 150 Royall Street, Suite 101, Canton, MA 0202.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws provide for the following:

Stockholder Meetings. Our Bylaws provide that in general a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors, or our Chief Executive Officer. A shareholder of at least 30% of the voting power of the outstanding voting stock, may also make a demand to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s outstanding voting stock within three years prior to the determination of interested stockholder status.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may issue debt securities that are convertible into shares of our Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). In addition, any changes to the description below also will be set forth in the applicable prospectus supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on the debt securities will be made;

•

if payments of principal of, or premium or interest on the debt securities will be made in one or more currencies or currency units other than those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its assets or properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to add to, change or eliminate any provision of the indenture or the debt securities of any series in accordance with the Trust Indenture Act, or to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of the indenture or the debt securities of any series relating to transfers or exchanges of the debt securities of such series or beneficial interests in such securities; or

•

to conform any provision of the indenture, insofar as it relates to the debt securities of any series, to the description of the debt securities of such series in the prospectus supplement relating to the offering of the debt securities of such series.

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on those debt securities and to institute suit for the enforcement of any such payment; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of Preferred Stock, or depositary shares, rather than full shares of Preferred Stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock, to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share, in proportion to the applicable fractional interest in a share of Preferred Stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of Preferred Stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the Preferred Stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying Preferred Stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, with our approval, the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of Preferred Stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the Preferred Stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder, at the same time, a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of Preferred Stock upon surrender of depositary receipts. Holders of Preferred Stock so withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, so long as we have paid in full to the depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the Preferred Stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that Preferred Stock. The record date for the depositary receipts relating to the Preferred Stock will be the same date as the record date for the Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of Preferred Stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of Preferred Stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the Preferred Stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the Preferred Stock in connection with our dissolution and such

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of Preferred Stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, depositary shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, depositary shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will describe the following terms of any warrants:

The applicable prospectus supplement will describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, Preferred Stock, depositary shares or Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, Preferred Stock, depositary shares or Common Stock will be separately transferable;

•

the number of shares of Preferred Stock, the number of depositary shares or the number of shares of Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities, upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities, which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because the agreements, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any debt securities, Common Stock, Preferred Stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, subscription rights offering, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or a combination of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our Common Stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of Common Stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of Common Stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Common Stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Common Stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Baker & Hostetler LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Star Equity Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Registration Statement on Form S-3, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.starequity.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026;

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870, Attn: Corporate Secretary or may be made telephonically at (203) 489-9500.

We maintain a website at www.starequity.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

Up to $8,700,000

10% Series A Cumulative Perpetual Preferred Stock

Prospectus Supplement

Ladenburg Thalmann & Co. Inc.

May 18, 2026